SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant        [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                                  HOME BANCORP
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date  Filed:

                            [HOME BANCORP LETTERHEAD]









                                                               December 22, 1997






Dear Shareholder:

         The Board of Directors and Officers of Home Bancorp join me in extending to you a cordial invitation to attend the Third Annual Meeting of Shareholders. The meeting will be held on Tuesday, January 27, 1998 at 2:00 p.m. local time at the Holiday Inn Downtown, 300 East Washington Boulevard, Fort Wayne, Indiana.

         A copy of Home Bancorp's Annual Report is enclosed. The Annual Meeting will include management's report to you on the Company's fiscal 1997 financial and operating performance.

         The formal notice of the Annual Meeting and the Proxy Statement appears on the following pages. After you have read the Proxy Statement, please mark, sign, and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

         We hope that you will attend the meeting. You will have the opportunity to meet your fellow Shareholders. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After returning the proxy, you may vote in person on all matters brought before the meeting.

         We look forward to seeing you and visiting with you on January 27th.

                                                Cordially yours,




                                                /s/W. Paul Wolf
                                                ---------------
                                                W. Paul Wolf
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                  Home Bancorp
                       132 East Berry Street, P.O. Box 989
                         Fort Wayne, Indiana 46801-0989
                                 (219) 422-3502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on January 27, 1998


         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Home Bancorp (the "Company") will be held on Tuesday, January 27, 1998 at 2:00 p.m. local time at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the Company for the fiscal year ending September 30, 1998; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on December 1, 1997 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person. By Order of the Board of Directors


                                               /s/W. Paul Wolf
                                               ---------------
                                               W. Paul Wolf
                                               Chairman of the Board, President
                                                and Chief Executive Officer

Fort Wayne, Indiana
December 22, 1997


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                  Home Bancorp
                       132 East Berry Street, P.O. Box 989
                         Fort Wayne, Indiana 46801-0989
                                 (219) 422-3502


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 1998



         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Home Bancorp (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana, on Tuesday, January 27, 1998 at 2:00 p.m. local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to shareholders on or about December 22, 1997. Certain of the information provided herein relates to Home Loan Bank fsb (the "Bank"), a wholly-owned subsidiary of the Company.

         At the Meeting, shareholders of the Company are being asked to consider and vote upon the election of three directors of the Company and to ratify the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending September 30, 1998.

Vote Required and Proxy Information

         All shares of the Company's common stock, without par value (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. A majority of the shares of the Company's Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         Shareholders who execute proxies may revoke them at any time before they are voted at the Meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Gary L. Hemrick, Secretary, Home Bancorp, 132 East Berry Street, P.O. Box 989, Fort Wayne, Indiana 46801-0989.

Voting Securities and Certain Holders Thereof

         Shareholders of record as of the close of business on December 1, 1997 (the "Voting Record Date") will be entitled to one vote for each share of Common Stock then held. As of the Voting Record Date, the Company had 2,411,862 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock and
(ii) all directors and executive officers of the Company as a group. See "Proposal I Election of Directors" for information regarding beneficial ownership of the Company's Common Stock by its Chief Executive Officer and its Directors.

                                                              Shares
                                                           Beneficially       Percent
   Beneficial Owner                                            Owned          of Class
   ----------------                                            -----          --------
Home Bancorp Employee Stock Ownership Plan                    173,032           7.17%
132 East Berry Street, P.O. Box 989
Fort Wayne, Indiana  46801-0989(1)

Directors and executive officers of the Company as a          263,612          10.93%
group (11 persons)(2)
-----------------

(1)The amount reported represents shares held by Home Bancorp's Employee Stock Ownership Plan ("ESOP"), 58,177 shares of which have been allocated to accounts of participants as of the Voting Record Date. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants.

(2)Amounts include shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity or held by certain family members, with respect to which shares the listed individuals may be deemed to have sole voting and/or investment power. This amount also includes (i) 17,377 shares of Common Stock allocated to the accounts of executive officers under the ESOP over which the executive officers have sole voting and shared dispositive power, (ii) 43,569 restricted shares granted to directors and executive officers under the Company's Recognition and Retention Plan (the "RRP") as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction and (iii) options to purchase 57,528 shares of Common Stock granted to directors and executive officers under the Company's 1995 Stock Option and Incentive Plan (the "Stock Option Plan").

                       PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors is composed of nine members, with one-third of the directors elected annually to serve for a three-year term or until their respective successors are elected and qualified.

        The following table sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

                                                                                                    Shares of
                                                                                                  Common Stock
                                                                           Director   Term to     Beneficially       Percent
          Name             Age(1)  Position(s) Held in the Company         Since(2)   Expire          Owned         of Class
          ----             ------  -------------------------------         --------                   -----         --------
                                      NOMINEES

C. Philip Andorfer           62       Director                               1988      2001       14,253(3)(4)          *

Richard P. Hormann           71       Director                               1987      2001       25,103(3)(5)        1.04%

W. Paul Wolf                 65       Chairman of the Board, President       1961      2001       78,740(6)           3.26%
                                        and Chief Executive Officer

                                      DIRECTORS CONTINUING IN OFFICE

Daniel F. Fulkerson          57       Director                               1993      2000       25,103(3)(7)        1.04%

Walter A. McComb, Jr.        62       Director                               1982      2000       25,103(3)(8)        1.04%

Donald E. Thornton           56       Director                               1997      2000       15,660(9)             *

Matthew P. Forrester         40       Director, Vice President and           1994      1999       18,267(10)            *
                                        Treasurer

Rod M. Howard                70       Director                               1969      1999       19,103(3)(11)         *

Luben Lazoff                 63       Director                               1991      1999       21,603(3)(12)         *
------------

*  Less than one percent.

(1)    At September 30, 1997.

(2)    Includes service as a director of the Bank.

                                         (Footnotes continue on following page.)

(3) Included in the shares of Common Stock beneficially owned by such individual are (i) 2,754 restricted shares granted under the RRP as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction and
       (ii) an option to purchase shares of Common Stock as follows: Mr. Andorfer - 2,754 shares; Mr. Hormann - 5,512 shares; Mr. Fulkerson - 2,754 shares; Mr. McComb - 2,754 shares; Mr. Howard - 5,512 shares; and Mr. Lazoff - 5,012 shares.

(4) Also included in the shares of Common Stock beneficially owned by Mr. Andorfer are (i) 6,758 shares owned individually over which he has sole voting and dispositive power and (ii) 1,837 shares owned by Mr. Andorfer and his wife jointly and 150 shares owned by his wife individually over which Mr. Andorfer has shared voting and dispositive power.

(5) Also included in the shares of Common Stock beneficially owned by Mr. Hormann are (i) 9,337 shares owned individually over which he has sole voting and dispositive power and (ii) 7,500 shares owned by his wife individually over which Mr. Hormann has shared voting and dispositive power.

(6)    Included in the shares of Common  Stock  beneficially  owned Mr. Wolf are
       (i) 33,172 shares owned individually over which he has sole voting and dispositive power, (ii) 7,500 shares owned by Mr. Wolf and his wife jointly over which Mr. Wolf has shared voting and dispositive power,
       (iii) 16,509 restricted shares granted to Mr. Wolf under the RRP as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction, (iv) 6,893 shares held in Mr. Wolf's account by the ESOP over which he has sole voting and shared dispositive power and (v) an option to purchase 14,666 shares of Common Stock granted to Mr. Wolf under the Stock Option Plan.

(7) Also included in the shares of Common Stock beneficially owned by Mr. Fulkerson are (i) 12,095 shares owned individually over which he has sole voting and dispositive power and (ii) 7,500 shares owned jointly by Mr. Fulkerson and his wife over which Mr. Fulkerson has shared voting and dispositive power.

(8) Also included in the shares of Common Stock beneficially owned by Mr. McComb are (i) 12,095 shares owned individually over which he has sole voting and dispositive power and (ii) 7,500 shares owned individually by Mr. McComb's wife over which Mr. McComb has shared voting and dispositive power

(9) Included in the shares of Common Stock beneficially owned by Mr. Thornton are (i) 4,205 shares owned individually over which he has sole voting and dispositive power, (ii) 342 shares owned jointly by Mr. Thornton and his wife over which Mr. Thornton has shared voting and dispositive power,
       (iii) 2,754 restricted shares granted to Mr. Thornton under the RRP as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction, (iv) 3,047 shares held in Mr. Thornton's account by the ESOP over which he has sole voting and shared dispositive power and (v) an option to purchase 5,312 shares of Common Stock granted to Mr. Thornton under the Stock Option Plan.

                                         (Footnotes continue on following page.)

(10) Included in the shares of Common Stock beneficially owned by Mr. Forrester are (i) 2,876 shares owned individually over which he has sole voting and dispositive power, (ii) 1,040 shares owned jointly by Mr. Forrester and his wife, 310 shares owned individually by Mrs. Forrester and 50 shares owned jointly by Mr. Forrester and his children, over which Mr. Forrester has shared voting and dispositive power, (iii) 4,161 restricted shares granted to Mr. Forrester under the RRP as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction, (iv) 2,892 shares held in Mr. Forrester's account by the ESOP over which he has sole voting and shared dispositive power and (v) an option to purchase 6,938 shares of Common Stock granted to Mr. Forrester under the Stock Option Plan.

(11) Also included in the shares of Common Stock beneficially owned by Mr. Howard are (i) 9,115 shares owned individually over which he has sole voting and dispositive power and (ii) 1,722 shares owned jointly by Mr. Howard and his wife over which Mr. Howard has shared voting and dispositive power.

(12) Also included in the shares of Common Stock beneficially owned by Mr. Lazoff are (i) 9,837 shares owned individually over which he has sole voting and dispositive power and (ii) 4,000 shares owned by his wife individually over which Mr. Lazoff has shared voting and dispositive power.


         The business experience of each director of the Company for at least the past five years is set forth below.

         C. Philip Andorfer. Mr. Andorfer has been a partner of the Leonard J. Andorfer & Company (CPA Firm) since 1963.

         Richard P. Hormann. Mr. Hormann has been an Independent Insurance Agent for 46 years and has been the Executive Vice President of Hoffman & Company, Inc. since 1979.

         W. Paul Wolf. Mr. Wolf has served as Chairman of the Board, President and Chief Executive Officer of the Company since its incorporation in September 1993. He has served as President and Chief Executive Officer of the Bank since 1970 and was named Chairman of the Board of the Bank in 1991. Prior to joining the Bank as Assistant Secretary-Treasurer in 1960, Mr. Wolf was a Commercial Bank Examiner with the Indiana Department of Financial Institutions. Mr. Wolf served eight years, through September 1997, on the seven member board of the Banking Department of the Indiana Department of Financial Institutions. He currently serves on the board of the Indiana Economic Development Council and its Executive Committee.

         Daniel F. Fulkerson. Mr. Fulkerson has been President of McMahon Paper Co., an industrial paper distributor, since 1989. Prior to that, he served as Executive Vice President of McMahon Paper Co. from 1978 to 1989.

         Walter A. McComb, Jr. Mr. McComb has served as President of D.O. McComb & Sons Funeral Home since 1982, where he has been employed since 1956. He also has served as President of Mark Douglas, Inc., a property management firm, since 1967.

         Donald E. Thornton. Mr. Thornton has served as the Secretary of the Bank since 1977 and as Vice President of lending at the Bank since 1981. He has been employed at the Bank since 1972.

         Matthew P. Forrester. Mr. Forrester has served as Vice President and Treasurer of the Company since its incorporation in September 1993 and has served as Vice President and Chief Financial Officer of the Bank since 1990 and 1993, respectively. He joined the Bank in April 1985 as Assistant Treasurer and later that year was named Treasurer, a position he holds to date. Prior to that, he served as an examiner for the Indiana Department of Financial Institutions.

         Rod M. Howard. Mr. Howard has been retired from Howard's Graphic Supply since 1987 and formerly was President of Howard's Camera & Gift Shops from 1968 through 1987.

         Luben Lazoff. Mr. Lazoff has been in the commercial real estate business for 17 years and has been President of Lazoff Associates, Inc. since 1993. Prior to that, Mr. Lazoff was President of Moppert-Lazoff & Co., Inc. from 1984 until 1993. He previously was associated with a local bank for 17 years as Vice-President of the Real Estate Division. Mr. Lazoff has served as Assistant Secretary of the Company and the Bank since 1993.

Meetings and Committees of the Boards of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended September 30, 1997, the Board of Directors met seven times. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

         The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. All non-employee directors of the Company serve on this Committee. In fiscal 1997, the Company's Audit Committee did not meet at the company level; however, the subsidiary Bank's audit committee which has the identical makeup and performs the same functions, met four times during fiscal 1997.

         The Compensation Committee, consisting of Directors Fulkerson, Hormann, Howard and McComb, is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision making through the review, discussion and ratification of the Compensation Committee's recommendations. The Compensation Committee is also responsible for administering the Company's Stock Option Plan and the RRP. This committee met one time during fiscal 1997.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by shareholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets at least monthly and held 14 meetings during fiscal 1997. During fiscal 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The principal standing committees of the Bank are the Audit, Salary and Loan Committees. The Bank also has other committees which meet as needed to review various other functions of the Bank.

         The Audit Committee of the Bank is comprised of all non-employee members of the Bank's Board of Directors. The Bank's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. The Audit Committee meets as needed and held four meetings during the fiscal 1997.

         The Bank's Salary Committee for Officers, comprised of Directors Fulkerson, Hormann, Howard, McComb and Wolf, determines all salaries to be paid to all officers of the Bank. Mr. Wolf excuses himself from Committee discussions concerning his salary as President and Chief Executive Officer of the Bank. The Committee met two times during the fiscal 1997.

         The Loan Committee of the Bank, currently comprised of President Wolf, Vice President Thornton, three other officers of the Bank and one outside director, meets weekly to review and process all loans. The Loan Committee held 56 meetings during the fiscal 1997.

Director Compensation

         The Board of Directors of the Company are not paid for their service in such capacity. The Holding Company may, if it believes it is necessary to attract qualified directors or is otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees at the Company level.

         Directors of the Bank receive a retainer fee of $500 per month plus a fee of $350 per month for regular board meetings attended. Directors may miss one meeting per fiscal year and still receive the $350 monthly regular meeting fee. There are no fees paid for special meetings. In addition, for being a member of the Loan Committee, Director Lazoff receives an additional fee of $6,600 per year. The Loan Committee meets approximately once a week.

Executive Compensation

         The Company's officers do not receive any compensation for services performed in their capacity as such. The following table sets forth the compensation paid by the Bank during fiscal 1997 for services rendered by the Chief Executive Officer of the Bank. No other officer earned salary and bonus exceeding $100,000 in fiscal 1997.

                                             SUMMARY COMPENSATION TABLE


                                                                          Long Term Compensation
                                                 Annual Compensation(1)          Awards
                                                 ---------------------    ----------------------


                                                                            Restricted
                                                                              Stock                     All Other
                                      Fiscal       Salary       Bonus        Award(s)    Options      Compensation
     Name and Principal Position       Year          ($)         ($)           ($)        (#)             ($)
     ---------------------------       ----          ---         ---           ---        ---             ---
W. Paul Wolf, Chairman of the Board    1997       $144,525      $1,000         ---          ---         $54,128(2)
President and Chief Executive Officer  1996        136,950       1,000     $419,604(3)   73,330(4)       42,462
                                       1995        128,500       1,000         ---          ---          22,959


(1) Mr. Wolf did not receive any additional benefits or perquisites which, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2)  Represents  the Bank's  payment on behalf of Mr.  Wolf of medical  and life
     insurance  premiums  of  approximately   $1,493,  as  well  as  the  Bank's
     contribution to the ESOP of $52,635.

(3) Represents the dollar value, based on the $15.25 average closing price per share of the Common Stock on October 10, 1995, the date of grant. The shares of restricted stock vest in five equal annual installments (the first installment vested on October 10, 1996), provided the individual maintains "Continuous Service" (as defined in the RRP) with the Company and/or the Bank. Any dividends paid on Common Stock granted pursuant to the RRP are held in a restricted interest-bearing account until such shares are no longer subject to restriction. Based on the $24.25 closing price per share of the Common Stock on September 30, 1997, the 27,515 shares granted to Mr. Wolf under the RRP had an aggregate market value of $667,239.

(4) On October 10, 1995, Mr. Wolf received options to purchase 73,330 shares of Common Stock, at an exercise price of $15.25 per share, the "Market Value" (as defined in the Stock Option Plan) of the Common Stock on the date of the grant. These options are scheduled to vest equally over a five year period, with the first installment having vested on October 10, 1996.

     The following table sets forth certain information with respect to the number and value of stock options held by the named executive officers at September 30, 1997. No stock appreciation rights have been granted by the Corporation to date.

                         AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES



                                                          Number of Securities                Value of Unexercised
                           Shares                       Underlying Unexercised                In-the-Money Options
                         Acquired on     Value            Options at FY-End (#)                    FY-End ($)(1)
                           Exercise     Realized      -------------------------------      ------------------------------
      Name                    (#)         ($)         Exercisable       Unexercisable      Exercisable      Unexercisable
      ----                    ---         ---         -----------       -------------      -----------      -------------
W. Paul Wolf                6,658       $35,021         22,674             43,998           $204,066          $395,982
------------

(1) Represents the aggregate market value of the stock options as of September 30, 1997. The market value per share of the stock options is the difference between the market price per share of the Common Stock ($24.25 per share based upon the closing price per share of the Common Stock as reported on the Nasdaq National Market on September 30, 1997), less the exercise price ($15.25 per share) of the stock options.

Pension Plan

         The Bank's salaried employees are included in the Financial Institutions Retirement Fund ("the Pension Plan"), a noncontributory multiple employer comprehensive pension plan. Separate actuarial valuations are not made for individual employer members of the Pension Plan. The Bank's salaried full-time employees are eligible to participate in the plan once they have completed one year of service for the Bank and attained 21 years of age, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after 5 years of service.

         The Pension Plan provides for monthly retirement benefits determined on the basis of the employee's highest five-year average salary and years of service. Benefits defined at age 65, early retirement, disability and death benefits are payable under the Pension Plan, depending upon the participant's age and years of service.

         The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset):


     Highest Average
      Compensation                                  Years of Service
      ------------          ------------------------------------------------------------
                               20            25           30           35           40
         $ 60,000            15,000        18,750       22,500       26,250       30,000
           80,000            20,000        25,000       30,000       35,000       40,000
          100,000            25,000        31,250       37,500       43,750       50,000
          120,000            30,000        37,500       45,000       52,500       60,000
          140,000            35,000        43,750       52,500       61,250       70,000
          160,000            40,000        50,000       60,000       70,000       80,000

         The maximum annual benefit permitted under the Pension Plan for fiscal 1997 as permitted by the Internal Revenue Code of 1986, as amended (the "Code"), is $125,000. The years of service credited to Mr. Wolf under the Pension Plan as of September 30, 1997 were 37. The Board of Directors may terminate this plan, or modify it to reduce the level of future benefits in order to reduce the costs of the plan to the Bank.

Employment Agreement

         The Bank has employment contracts with President Wolf and executive officers Forrester, Fitzgerald, Hemrick and Thornton. The contracts provide for an annual base salary in an amount not less than such individual's current salary and an initial term of three years in the case of President Wolf and two years in the cases of the other executive officers. The contracts provide for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the contract (i.e., March 29), subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreement terminates upon the employee's death, for cause, in certain events specified by Office of Thrift Supervision ("OTS") regulations, or by such officer upon 90 days notice to the Bank. For the year ended September 30, 1997, the disinterested members of Bank's Board of Directors authorized the extension of the officers' employment contracts for an additional year.

         The employment contracts provide for payment to the employee of the greater of his salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. For the purposes of the employment contracts, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to OTS regulations. Such events are generally triggered by the acquisition of control of more than 10% of the Company's Common Stock. Based on his current salary, if President Wolf had been terminated as of September 30, 1997, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $413,000.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during fiscal 1997.

Compensation Committee Report on Executive Compensation

         The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies, as well as administering the Stock Option Plan and the RRP. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and the Bank. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision-making through the review, discussion and ratification of the Compensation Committee's recommendations.

Overview and Philosophy

         Since the Conversion, the Compensation Committee has developed and implemented an executive compensation program which is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principals, the Compensation Committee has established a program to:

o Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of industry performance levels;

o Attract and retain key executives critical to the long-term success of the Company and the Bank;

o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

o        Reward   executives   for  long-term   strategic   management  and  the
         enhancement of shareholder value.

         Furthermore, in making compensation decisions, the Compensation Committee focuses on the individual contributions of executive officers to the Company and the Bank. The Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it. The Compensation Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry.

Executive Officer Compensation Program

         The executive officer compensation program is comprised of base salary, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and pension plans generally available to employees of the Company and the Bank.

         Base Salary. Base salary levels for executive officers are competitively set relative to companies in the thrift industry. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company and the Bank.

         Annual Incentive Bonuses. Executive officers are paid a nominal annual incentive bonus in December if the Company's targeted goals established at the beginning of each year are met (including its targeted goals for return on assets, return on equity and asset quality) and certain safety and soundness standards at the Bank level are maintained.

         Stock Benefit Plans. The Company's Stock Option Plan and RRP are the Company's long-term incentive plans for directors, officers and employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Awards are made at a level calculated to be competitive with the thrift industry and within the limits prescribed by the OTS.

Chief Executive Officer Compensation

         Mr. Wolf was appointed to the position of President and Chief Executive Officer of the Bank in 1970 and Chairman in 1991 and also serves in such capacities with the Company. Mr. Wolf is currently receiving a base salary of approximately $146,500 per year, subject to such adjustments in future years as shall be determined by the Compensation Committee. Mr. Wolf's base salary for fiscal 1997 was approximately $144,525. The increase reflected the Compensation Committee's consideration of base salaries in the industry, Mr. Wolf's responsibilities of running a public company, and the Committee's and the Board's assessment of Mr. Wolf's performance over the year as compared to the Company's goals.

         Mr. Wolf was also awarded a nominal cash bonus in December 1996 of $1,000 consistent with the Company's past practices.

         In October 1995, Mr. Wolf was granted long-term incentive awards consisting of options to purchase 73,330 shares of Common Stock and 27,515 shares of restricted stock. These awards vest in equal installments over a five year period. The first installment vested on October 10, 1996. Such long-term incentive awards are similar to the types and amount of awards granted to other executive officers in the industry and are within the quantitative formula limits prescribed by the OTS.

         In 1993, Section 162(m) was added to the Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's and the Bank's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.


Daniel F. Fulkerson   Richard P. Hormann  Rod M. Howard    Walter A. McComb, Jr.


Shareholder Return Performance Presentation

         The line graph below compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of a broad index of the Nasdaq Market and a savings and loan industry index for the period March 29, 1995 (the date the Company became a public company) through September 30, 1997.



                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]



                                     03/30/95    09/29/95      03/29/96    09/30/96     03/31/97      09/30/97
                                     --------    --------      --------    --------     --------      --------
Home Bancorp.....................    $100.00      $126.00      $116.00      $127.83      $164.93       $197.22
Selected Thrift Index............     100.00       131.16       142.62       159.35       197.34        277.09
Nasdaq Market Index..............     100.00       121.89       126.50       139.62       138.76        191.39

            PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Company's shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.


                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office, 132 East Berry Street, P.O. Box 989, Fort Wayne Indiana 46801-0989 no later than August 24, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telecopy or telephone without additional compensation.

                                 REVOCABLE PROXY
                                  HOME BANCORP

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints the Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, without par value (the "Common Stock"), of Home Bancorp (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana, at the date and time set forth in the Notice of Annual Meeting and at any and all adjournments and postponements thereof, as follows:

I. The election of the following as directors for 3-year terms (except as marked to the contrary below):

         C. Philip Andorfer    Richard P. Hormann     W. Paul Wolf



INSTRUCTION: To vote for all nominess mark the box "FOR" with an "X". To withhold your vote for all nominee's mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee, mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the line provided below for whom you wish to withhold your vote.


--------------------------------------------------------------------------------


II. The ratification of the appointment of Crowe, Chizek and Company LLP, independent auditors for the Company for the fiscal year ending September 30, 1998.

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

  The shareholder acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of Annual Meeting, the related Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1997.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, officer, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.

                                  HOME BANCORP

  This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice revoking this proxy should be delivered to Gary L. Hemrick, Secretary, Home Bancorp, 132 East Berry Street, P.O. Box 989, Fort Wayne, Indiana 46801-0989. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY